Exhibit 5

              [Letterhead of Luse Gorman Pomerenk & Schick, P.C.]



(202) 274-2000

May 23, 2003

Board of Directors
First Niagara Financial Group, Inc.
6950 South Transit Road, P.O. Box 514
Lockport, New York 14095

      Re:      First Niagara Financial Group, Inc. 401(k) Plan
               Cortland Savings Bank 401(k) Savings Plan in RSI Retirement Trust Savings Bank of the Finger Lakes, FSB 401(k) Savings Plan Registration Statement on Form S-8
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Ladies and Gentlemen:

     You have requested the opinion of this firm as to certain matters in connection with the registration of participation interests in the First Niagara Financial Group, Inc. 401(k) Plan, the Cortland Savings Bank 401(k) Savings Plan in RSI Retirement Trust and the Savings Bank of the Finger Lakes, FSB 401(k) Savings Plan (collectively, the "Plans").

     In rendering the opinion expressed herein, we have reviewed the Certificate of Incorporation of First Niagara Financial Group, Inc. (the "Company"), the Plans, the Company's Registration Statement on Form S-8 (the "Form S-8"), as well as applicable statutes and regulations governing the Company. We have assumed the authenticity, accuracy and completeness of all documents in connection with the opinion expressed herein. We have also assumed the legal capacity and genuineness of the signatures of persons signing all documents in connection with which the opinions expressed herein are rendered.

     Based on the foregoing, we are of the following opinion:

     At the time of effectiveness of the Form S-8 and in accordance with the Plans, the participation interests in the Plans will be legally issued, fully paid and non-assessable and the shares of common stock, par value $0.01 per share, of the Company that may be purchased by the Plans will, upon purchase, be legally issued, fully paid and non-assessable.

     This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm. We hereby consent to the use of this opinion in the Form S-8.

                                         Sincerely,

                                         /s/ Luse Gorman Pomerenk & Schick, P.C.
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                                         Luse Gorman Pomerenk & Schick, P.C.